Exhibit 99.2

Computershare Trust Company, N.A.

P.O. Box 505000

Louisville, KY 40233-5000

Call Toll-Free: 866-647-8872

Non U.S. Shareholders: 781-575-2137

ELECTIONS MUST BE INDICATED

IN BLACK INK, AS IN THIS EXAMPLE

X

SPECIAL DISTRIBUTION ELECTION FORM ACCOUNT CODE <<acct.code>> CONTROL CODE <<PIN>>

CTO REALTY GROWTH, INC.
SPECIAL DISTRIBUTION EXPECTED TO BE PAID DECEMBER 21, 2020

BEFORE COMPLETING THIS FORM, PLEASE READ ALL OF THE ACCOMPANYING MATERIALS WITH CARE.

To be effective, Computershare must receive this election form no later than 5:00 p.m., Eastern Time, on December 7, 2020. If your election form is received with neither of the boxes clearly marked, your election form is received with both boxes marked, or you otherwise fail to return a properly completed election form in the manner specified below by the above deadline, you will be treated as having made a Share Election, and you will receive the Special Distribution entirely in shares of CTO common stock (plus cash in lieu of any fractional share).

If you are a shareholder of record and you have any questions about completing or submitting this election form, or you need a new election form, please call Georgeson LLC at 1-800-676-0098.

IF YOU ARE A REGISTERED HOLDER AND WISH TO MAKE YOUR ELECTION THROUGH THE INTERNET, PLEASE ACCESS WWW.CTOSPECIALDISTRIBUTION.COM AND FOLLOW THE INSTRUCTIONS ON THE SITE. TO ENTER THE SITE YOU WILL BE REQUIRED TO PROVIDE YOUR ACCOUNT CODE AND CONTROL CODE THAT ARE PRINTED IN THE GRAY BAR ABOVE ON THIS ELECTION FORM. IF YOU CHOOSE TO RETURN THE ELECTION FORM BY MAIL, PLEASE COMPLETE AND RETURN IN THE ENCLOSED COURTESY REPLY ENVELOPE SO THAT IT IS RECEIVED PRIOR TO THE DEADLINE NOTED ABOVE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

▲ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE ▲

CTO REALTY GROWTH, INC.

SHARE ELECTION	CASH ELECTION
I ELECT TO RECEIVE THE SPECIAL DISTRIBUTION ENTIRELY IN SHARES OF CTO COMMON STOCK (PLUS CASH IN LIEU OF ANY FRACTIONAL SHARE).

I ELECT TO RECEIVE THE SPECIAL DISTRIBUTION ENTIRELY IN CASH (SUBJECT TO PRORATION IF THE AGGREGATE AMOUNT OF ALL CASH ELECTIONS EXCEEDS THE MAXIMUM CASH AMOUNT, AS DESCRIBED IN THE ACCOMPANYING MATERIALS).

IMPORTANT: Please sign this election form exactly as your name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Shareholder(s) sign hereDate

SPECIAL DISTRIBUTION ELECTION FORM

On November 9, 2020, the board of directors of CTO Realty Growth, Inc., a Florida corporation (“CTO”), declared a special distribution on shares of its common stock in an aggregate amount of $55.8 million, or approximately $11.83 per share (the “Special Distribution”). The Special Distribution is to ensure that all of CTO’s previously undistributed earnings and profits attributable to taxable periods ended on or prior to December 31, 2019 have been distributed.  CTO expects to pay the Special Distribution on December 21, 2020.

Each shareholder of CTO has the option to elect to receive the Special Distribution entirely in shares of CTO common stock (a “Share Election”) or entirely in cash (a “Cash Election”), subject to the amount of cash to be distributed being limited to an aggregate of $5.58 million (the “Maximum Cash Amount”) (excluding any cash paid in lieu of issuing fractional shares), which represents 10% of the aggregate amount of the Special Distribution. The actual amount of cash that will be paid to shareholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Maximum Cash Amount. If the aggregate amount of Cash Elections exceeds the Maximum Cash Amount, the payment of cash will be made on a pro rata basis to shareholders making the Cash Election in an aggregate amount equal to the Maximum Cash Amount, with the balance paid in shares of CTO common stock. Shareholders who make a Share Election will receive all shares. Cash will be paid in lieu of fractional shares so that shareholders receive a whole number of shares of common stock. If you do not return a properly completed election form, or fail to return it in the manner or by the deadline specified below, you will be treated as having made a Share Election.

If you hold shares of CTO common stock of record, please complete and sign this election form and return it to Computershare, the election agent, in the enclosed postage-paid envelope as soon as possible. You may also make you election through the internet via the website address noted above.  To be effective, Computershare must receive your election by no later than 5:00 p.m., Eastern Time, on December 7, 2020. You may change your election by delivering to the election agent a new, properly completed election form bearing a later date than your previously submitted election form or by making a new election through the internet via the website address noted above by 5:00 p.m., Eastern Time, on December 7, 2020. The election form should be completed only by holders of record as of November 19, 2020. If your shares are held in the name of a bank, broker or nominee, please promptly inform such bank, broker or nominee of the election (or any revocation of an election) they should make on your behalf in accordance with the instructions given by such bank, broker or nominee.

Please check only one of the two boxes to indicate whether you elect to receive the Special Distribution entirely in shares of CTO common stock or entirely in cash (subject to proration, as described above and in the accompanying materials). If you check more than one box or fail to check any box clearly, you will be treated as having made a Share Election.

All shares of CTO common stock issued in connection with the Special Distribution will be issued in book-entry form.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

▲ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE ▲

CTO REALTY GROWTH, INC.

PLEASE COMPLETE, SIGN AND RETURN THIS ELECTION FORM NO LATER THAN
5:00 P.M., EASTERN TIME, ON DECEMBER 7, 2020